UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2006

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ENERGY PARTNERS, LTD.
(Exact name of registrant as specified in its charter)

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Delaware	001-16179	72-1409562
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

201 St. Charles Avenue, Suite 3400
New Orleans, Louisiana 70170
(Address of principal executive offices)

(504) 569-1875
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 2, 2006, Energy Partners, Ltd. (the “Company”) amended and restated its senior credit facility. Key modifications to the senior credit facility included, among other things, the expansion of the revolving credit facility to $300 million from $200 million (subject to borrowing base limitations), extension of the maturity to May 2011 from August 2008 and improved grid pricing for interest rate margins and commitment fees. In addition, under the amended credit facility, the Company has the ability to increase availability under the revolver to $400 million, subject to borrowing base limitations.

The Fifth Amended and Restated Credit Agreement (the “Credit Agreement”) was entered into among the Company, as Borrower, JPMorgan Chase Bank, N.A. as Administrative Agent, BNP Paribas, as Syndication Agent, Wachovia Bank, National Association and Deutsche Bank Securities Inc., as Co-Documentation Agents, and the lenders party thereto. The Credit Agreement has an initial borrowing base of $225 million that is subject to redetermination based on the proved reserves of the oil and natural gas properties that serve as collateral for the bank credit facility as set out in the reserve report delivered to the banks each April 1 and October 1. The Credit Agreement permits both prime rate borrowings and London interbank offered rate (“LIBOR”) borrowings plus a floating spread. The spread will float up or down based on our utilization of the bank credit facility. The spread can range from 1.00% to 1.75% above LIBOR and 0% to 0.50% above prime. The borrowing base under the Credit Agreement is secured by substantially all of the Company’s assets. In addition, the Company pays an annual fee on the unused portion of the facility ranging between 0.30% to 0.50% based on utilization. The Credit Agreement contains customary events of default and various financial covenants, which require us to: (i) maintain a minimum current ratio, as defined in the Credit Agreement, of 1.0 and (ii) maintain a minimum EBITDAX to interest ratio, as defined in the Credit Agreement, of 3.5. A copy of the Credit Agreement is attached as Exhibit 99.1 to this current report.

Item 9.01. Financial Statements and Exhibits.

Exhibit. The following exhibit is filed herewith:

Exhibit No.	Description
99.1	Fifth Amended and Restated Credit Agreement dated June 2, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 13, 2006

ENERGY PARTNERS, LTD. By: /s/ John H. Peper John H. Peper Executive Vice President, General Counsel and Corporate Secretary